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                                                                     EXHIBIT 5.1

                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 Avenue of the Americas
                             New York, NY 10019-6064



                                       September 21, 1999



CD Radio Inc.
1221 Avenue of the Americas
New York, New York 10020


                      Registration Statement on Form S-3 of
                   CD Radio Inc. (Registration No. 333-86003)
                   ------------------------------------------


Ladies and Gentlemen:

                  In connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by CD Radio Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on August 27, 1999, as amended on September 15, 1999, as provided by the Securities Act of 1933, as amended (the "Securities Act"), we have been requested to render our opinion as to the legality of the securities which the Company proposes to register under the Registration Statement. The Registration Statement relates to the proposed registration under the Securities Act of up to $500 million in securities which may include any or all of: (i) debentures, notes and other debt securities in one or more series (the "Debt Securities") which may be either senior debt securities or subordinated debt securities of the Company; (ii) shares of Preferred Stock of the Company (the "Preferred Shares"); (iii) shares of common stock of the Company, par value $0.001 per share (the "Common Stock"); and (iv) warrants to purchase Common Stock, Preferred Shares or Debt Securities (the "Warrants" and, together






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with the Debt Securities, Preferred Shares and Common Stock, the "Securities").
The Securities may be offered and sold from time to time as indicated in the prospectus which forms a part of the Registration Statement (the "Prospectus") and as set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

                  In connection with this opinion, we have examined a copy, certified or otherwise identified to our satisfaction, of the Registration Statement. In addition, we have examined: (1) those corporate records of the Company as we have considered appropriate, including copies of its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Amended and Restated By-laws (the "Bylaws"), as in effect on the date of this letter, and certified copies of resolutions of the board of directors of the Company relating to the Registration Statement; and (2) those other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below.

                  In our examination of the documents referred to above, we have assumed, without independent investigation, (1) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and established by proper action of the board of directors of the Company (each, a "Board Action") and in accordance with the Company's Certificate of Incorporation, Bylaws and applicable Delaware law; (2) prior to any issuance of Preferred Shares, an appropriate Certificate or appropriate Certificates of Designation relating to a class or






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series of the Preferred Shares to be sold under the Registration Statement will have been duly authorized and adopted by Board Action and filed with the Secretary of State of Delaware; (3) any Debt Securities will be issued in accordance with one or more indentures (each, an "Indenture"), between the Company and a financial institution identified in the Indenture as a trustee (each, a "Trustee"), and the form of each Indenture will be filed by the Company as an exhibit to a Current Report on Form 8-K prior to issuance of the Debt Securities; (4) any Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement") between the Company and a financial institution identified in the Warrant Agreement as a warrant agent (each, a "Warrant Agent"), and the form of each Warrant Agreement will be filed by the Company as an exhibit to a Current Report on Form 8-K prior to issuance of the Warrants;
(5) the genuineness of all signatures; (6) the authenticity of all documents submitted to us as originals; (7) the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents; (8) the authenticity of the latter documents; (9) the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we examined are accurate and complete; and (10) the legal capacity of all individuals who have executed any of the documents that we examined.

                  In expressing our opinions, we have also relied upon the factual matters contained in the representations and warranties of the Company made in the documents and upon certificates of public officials and officers of the Company.






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                  Based on the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

                  1. When the Registration Statement has become effective under the Securities Act, upon due authorization by Board Action of an issuance of shares of Common Stock, and upon issuance and delivery of certificates for shares of Common Stock against payment for the shares in accordance with the terms of the Board Action and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement or upon the exercise of any Warrants for Common Stock in accordance with the terms of the Warrants, or conversion or exchange of Preferred Shares or Debt Securities that, by their terms, are convertible into or exchangeable for shares of Common Stock, and receipt by the Company of any additional consideration payable upon the conversion, exchange or exercise, the shares of Common Stock represented by the certificates will be validly issued, fully paid and non-assessable.

                  2. When (i) the Registration Statement has become effective under the Securities Act, (ii) a series of the Preferred Shares has been duly authorized and established by applicable Board Action, in accordance with the terms of the Certificate of Incorporation, the Bylaws and applicable law, (iii) an appropriate Certificate of Designation has been filed and (iv) the issuance of those Preferred Shares has been appropriately authorized by applicable Board Action, and, upon the issuance and delivery of certificates for the Preferred Shares against payment in accordance with the terms of the Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the






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applicable Prospectus Supplement, those Preferred Shares will be validly issued, fully paid and non-assessable.

                  3. When (i) the Registration Statement has become effective under the Securities Act, (ii) an Indenture providing for the issuance of a series of Debt Securities has been duly executed and delivered by the Company and the Trustee named in the Indenture, (iii) the issuance of any series of Debt Securities has been duly authorized by applicable Board Action and the terms of the Debt Securities have been duly established in accordance with the provisions of the Indenture and (iv) the Debt Securities have been duly executed on behalf of the Company, duly authenticated by the Trustee and delivered against payment in accordance with the terms of the Board Action, any applicable underwriting agreement or purchase agreement, the Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be (a) limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances and transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and (b) subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  4. When (i) the Registration Statement has become effective under the Securities Act, (ii) a Warrant Agreement conforming to the description in the Registration Statement and/or the applicable Prospectus Supplement has been duly






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authorized by applicable Board Action and delivered by the Company and the
Warrant Agent named in the Warrant Agreement, (iii) Warrants conforming to the requirements of the related Warrant Agreement have been duly countersigned or authenticated, as required, by the Warrant Agent and duly executed and delivered on behalf of the Company against payment in accordance with the terms of the Board Action, any applicable underwriting agreement or purchase agreement and the applicable Warrant Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement may be (a) limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances and transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and (b) subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon the following matters, we assume for purposes of this opinion that (1) the applicable Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (2) the Warrant Agent has the necessary organizational and legal power and authority to perform its obligations under the Warrant Agreement; (3) the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; (4) the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the valid and binding obligation of the Warrant Agent






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enforceable against the Warrant Agent in accordance with its terms; and (5) the
Warrant Agent is in compliance, with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations.

                  To the extent that the obligations of the Company under any Indenture may be dependent upon the following matters, we assume for purposes of this opinion that (1) the Trustee under the Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (2) the Trustee has the necessary organizational and legal power and authority to perform its obligations under the Indenture; (3) the Trustee is duly qualified to engage in the activities contemplated by the Indenture; (4) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; and (5) the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations.

                  Our opinions are limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware.

                  We consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons






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whose consent is required by the Securities Act or by the rules and regulations under the Securities Act.

                                                Very truly yours,

                                    /s/ Paul, Weiss, Rifkind, Wharton & Garrison
                                    ____________________________________________
                                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON